UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July  28, 2017 (July 26, 2017)

MJ BIOTECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54616	45-2282672
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

760 Route 10 West, Suite 203

Whippany, New Jersey 07981

(Address of principal executive offices, including zip code)

(908) 204 0004

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement

On July 26, 2017, MJ BIOTECH, INC., entered into a “Binding Letter of Agreement” for the acquisition of ZEN HERO, Inc. d/b/a Zen’s Tea House.  ZEN HERO business is a formulator of Organic Teas for sale to the public and other businesses.  The transaction is anticipated to close within ninety (90) days.  The proposed purchase price is a combination of cash ($750,000) and stock.  $400,000 is payable on closing with the balance to be paid based on performance milestones.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2017

MJ BIOTECH, INC

By:	/s/ Maxine Pierson
Maxine Pierson
Chief Executive Officer

Exhibit 99.01

THIS BINDING LETTER OF AGREEMENT (the “Letter”) made as of the _26__ day of July 2017 (the “Execution Date”), BETWEEN:

“Buyer”

MJ BIOTECH, INC

760 Route 10 West, Suite 203

Whippany, New Jersey 07981

AND

“Seller”

ZEN HERO INC.

11938 Washington Blvd.,

Santa Fe Springs, California 90606

BACKGROUND:

a.

The Seller is the owner of a business that is available for sale.

b.

The Buyer wishes to purchase the business from the Seller.

This Letter will establish the basic terms and conditions of said Agreement. Information contained in this Letter are not comprehensive and it is expected by the Parties that additional terms may be added, amplified upon, and existing terms may be either changed or deleted or amended. The basic terms are as follows:

BINDING

1.

This Letter creates a Binding Agreement between the Purchaser and the Seller and will be enforceable and subject to the terms and conditions set forth in this Agreement. The terms and conditions of this binding business purchase agreement supersede any previous terms and conditions of any prior negotiations or representations which may, or may not be contained in this Letter. The Seller and the Purchaser are prevented from entering negotiations with other third parties regarding the subject matter of this Letter during the term of this Agreement. The term of this Agreement will be effective from the date of both Parties signing the Agreement and until 90 Working days after the Audit on Zen Hero is completed.

TRANSACTION DESCRIPTION

2.

The business ZEN HERO INC. (the “Business”) that is the subject of this Letter is located at:

11938 Washington Blvd., Santa Fe Springs, California 90606.

The Business is a formulator of Organic Teas for sale to the public and other businesses.

TERMS AND CONDITIONS:

PURCHASE PRICE

3.

The Purchaser will pay to the Seller the amount of $750,000 USD, stock and employment agreement as follows:

a.    Seller will be paid $400,000 in cash, $100,000 worth of Common shares, based upon 50% of the bid price per share of a 30-day average, and 500,000 Preferred C shares upon Closing. Closing will be on or before 90 days after audited financials are completed for ZEN with additional performance increments as follows, all on or before the 3-year anniversary date of closing.

  b.  When Zen’s reaches $200,000 in monthly sales an additional $75,000 will be paid to Management.

a.

When Zen’s reaches $300,000 in monthly sales an additional $75,000 will be paid to Management.

b.

When Zen’s reaches $400,000 in monthly sales an additional $100,000 will be paid to Management.

c.

When Zen’s reaches $500,000 in monthly sales an additional $100,000 will be paid to Management.

d.

Employment agreement with current Management with escalator clauses as follows:  when Zen reaches $150,000 a month in gross sales, their salary increases to $4,000: $200,000 a month in sales $5,000 a month in salary: $250,000 a month in sales final salary incremental raise will be to $6,000 a month

COST OF TRANSACTION:

Buyer agrees to pay for the audit and will prepare all document forms at their cost, for Sellers review at their cost.

TIME FRAME

This transaction is to be completed within 90 Working   days or sooner from the date the Audit is of ZEN HERO INC. is completed.

REPRESENTATIONS

1.

 The Seller represents and warrants that the Business has encumbrances in the Maximum amount of $220,000 with others that will not be satisfied out of the sales proceeds. If the representations of the Seller are not true prior to the Closing Date, the Buyer may rescind the whole agreement and or, terminate or modify any of the future agreements contained herein without penalty.

The Purchase is subject to the satisfactory completion of due diligence by the Buyer.

This Binding Letter of Agreement reflects the understanding between the Seller and the Purchaser, signed on this the _26___ of July 2017.

BUYER:

SELLER:

MJ BIOTECH, INC

ZEN HERO INC.

Signed By    __/s/Maxine Pierson

Signed By    /s/Fernando Lopez_____

Print Name: Maxine Pierson CEO

Print Name: Fernando Lopez CEO